UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

GLOBALSTAR, INC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)
300 Holiday Square Blvd. Covington, Louisiana 70433 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (985) 335-1500
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Third Amendment to Forbearance Agreement Related to 5.75% Convertible Senior Notes due 2028

On April 29, 2013, Globalstar, Inc. (the "Company") entered into a third amendment (the “Amendment”) to the April 1, 2013 forbearance agreement with certain beneficial owners and investment managers for beneficial owners (whom we refer to collectively as the "Forbearing Note Holders") of the Company's outstanding 5.75% Convertible Senior Notes due 2028 (the “Notes”). Pursuant to the amendment, the Forbearing Note Holders have agreed to extend the forbearance period through 11:59 P.M. (ET) on May 6, 2013.

Except as described above, all of the other terms of the agreement, as previously amended, remain unchanged. See the Company’s Current Report on Form 8-K filed on April 1, 2013 and the Company’s Current Reports on Form 8-K filed on each of April 16, 2013 and April 23, 2013.

The Company can not give any assurance that an exchange transaction will be consummated by any particular date or at all.

Item 7.01. Regulation FD Disclosure.

On April 29, 2013, the Company issued a press release announcing that it had entered into the third amendment to the forbearance agreement described in this report. The press release is furnished as Exhibit 99.1 to this Report.

The information in Exhibit 99.1 and in this Item shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item. 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013

GLOBALSTAR, INC.

By:	/s/ James Monroe III
Name: James Monroe III
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 29, 2013.